AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION
                                    OF
                                ICCE, INC.


                              ARTICLE ONE
                                  NAME

     The name of the corporation is ICCE, Inc.

                               ARTICLE TWO
                              CAPITALIZATION

     The total number of shares of all classes which the Corporation has authority to issue is fifty million (50,000,000), of which forty-five million (45,000,000) shares shall be designated as "Common Stock", and five million (5,000,000) shares shall be designated as "Preferred Stock". All or any part of the shares of the common and preferred capital stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and nonassessable.

     Pursuant to the Official Code of Georgia Annotated (O.C.G.A.) Section 14-2-602, the Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of one or more series of any class of shares of the Corporation, and designate the number of shares within that series, before the issuance of any shares of that series. Each such series of stock shall be given a distinguishing designation. All shares of each series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class; provided, however, that any of the voting powers, preferences, designations, rights, qualifications, limitations, or restrictions of or on the series of shares, or the holders thereof, may be dependent upon facts ascertainable outside these Articles of Incorporation if the manner in which the facts shall operate upon voting powers, designations, preferences, rights, qualifications, limitations, or restrictions of or on the shares, or the holders thereof, is clearly and expressly set forth in the Articles of Incorporation. Before issuing any shares of a series created under this Section, the Corporation must deliver to the Secretary of State for filing articles of amendment, which are effective without shareholder action, that set forth:

     (1)  the name of the Corporation;


     (2) the text of the amendment determining the terms of the series of shares;

     (3)  the date the amendment was adopted; and

     (4) a statement that the amendment was duly adopted by the Board of Directors.

After a series of shares is established, the Board of Directors at any time and from time to time may increase or decrease the number of shares contained in a series, but not below the number of shares then issued, by filing articles of amendment, which are effective without shareholder action, in the manner provided in O.C.G.A. Section 14-2-602. As an initial matter, unless and until amendment by the Board of Directors, the Corporation shall be authorized to issue up to 49,000,000 shares of common stock, which shares shall have unlimited voting rights and, subject to any preferential rights of subsequently issued series of shares, shall be entitled to receive the net assets of the Corporation upon dissolution.

                              ARTICLE THREE
                    INITIAL REGISTERED OFFICE AND AGENT

     The street address and county of the initial registered office of the corporation shall be at 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 (Fulton County). The initial registered agent of the corporation at such address shall be Glenn W. Sturm.

                              ARTICLE FOUR
                              INCORPORATOR

     The name and address of the incorporator is as follows:

                    C. Russell Pickering
                    999 Peachtree Street, N.E., Suite 1400
                    Atlanta, GA  30309

                              ARTICLE FIVE
                    MAILING ADDRESS OF PRINCIPAL OFFICE

     The mailing address of the initial principal office of the corporation is as follows:

                    First Union Plaza
                    999 Peachtree St., N.E., Suite. 1400
                    Atlanta, Georgia 30309

                              ARTICLE SIX
                    LIMITATION ON DIRECTOR LIABILITY

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

     (i) any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

     (ii) acts or omissions that involve intentional misconduct or a knowing violation of law;

     (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code; and

     (iv) any transaction from which the director derived an improper personal benefit.

     If at any time the Georgia Business Corporation Code (the "Code") shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

     Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                              ARTICLE SEVEN
                         CONSTITUENCY INTERESTS

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.

                              ARTICLE EIGHT
                            CUMULATIVE VOTING

     All shareholders having the right to vote for directors shall be entitled to cumulate their votes for directors.


     These Amended and Restated Articles of Incorporation were duly approved by the Incorporator of the Corporation, without shareholder action, on April 1, 1997 in accordance with Section 14-2-1006 of the Georgia Business Corporation Code (the "Code"). The Corporation does not yet have shareholders.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officer on April 1, 1997.

                                   ICCE, INC.



                                   By: /s/ C. Russell Pickering
                                       --------------------------------------
                                        C. Russell Pickering
                                        Incorporator

                         ARTICLES OF AMENDMENT
                                 TO THE
                    ARTICLES OF INCORPORATION
                                ICCE, INC.

                                   I

     The name of the corporation is ICCE, Inc. (the "Corporation").

                                   II

     Article Two of the Articles of Incorporation of ICCE, Inc. shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                         "ARTICLE TWO
                         CAPITALIZATION

     The total number of shares of all classes which the Corporation has authority to issue is fifty million (50,000,000), of which forty-five million (45,000,000) shares shall be designated as "Common Stock", and five million (5,000,000) shares shall be designated as "Preferred Stock". All or any part of the shares of the common and preferred capital stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and nonassessable.

     Pursuant to the Official Code of Georgia Annotated (O.C.G.A.) Section 14-2-602, the Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of one or more series of any class of shares of the Corporation, and designate the number of shares within that series, before the issuance of any shares of that series. Each such series of stock shall be given a distinguishing designation. All shares of each series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class; provided, however, that any of the voting powers, preferences, designations, rights, qualifications, limitations, or restrictions of or on the series of shares, or the holders thereof, may be dependent upon facts ascertainable outside these Articles of Incorporation if the manner in which the facts shall operate upon voting powers, designations, preferences, rights, qualifications, limitations, or restrictions of or on the shares, or the holders thereof, is clearly and expressly set forth in the Articles of Incorporation. Before issuing any shares of a series created under this Section, the Corporation must deliver to the Secretary of State for filing articles of amendment, which are effective without shareholder action, that set forth:

     (1)  the name of the Corporation;

     (2) the text of the amendment determining the terms of the series of shares;

     (3)  the date the amendment was adopted; and

     (4) a statement that the amendment was duly adopted by the Board of Directors.

After a series of shares is established, the Board of Directors at any time and from time to time may increase or decrease the number of shares contained in a series, but not below the number of shares then issued, by filing articles of amendment, which are effective without shareholder action, in the manner provided in O.C.G.A. Section 14-2-602. As an initial matter, unless and until amendment by the Board of Directors, the Corporation shall be authorized to issue up to 45,000,000 shares of common stock, which shares shall have unlimited voting rights and, subject to any preferential rights of subsequently issued series of shares, shall be entitled to receive the net assets of the Corporation upon dissolution."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

                         III

     This amendment was duly approved by the shareholders and the board of directors of the Corporation on April 15, 1997 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code (the "Code").

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officer on April 15, 1997.

                                             ICCE, INC.



                                             By: /s/ C. Russell Pickering
                                             ----------------------------------
                                             C. Russell Pickering
                                             Incorporator

                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                                   ICCE, INC.


                                   ARTICLE I

     The name of the corporation is ICCE, Inc.

                                  ARTICLE II

     Effective the date hereof, Article I of the Articles of Incorporation of ICCE, Inc. is amended to read as follows:

     The name of the corporation is ACSYS, Inc.

     All other provisions of the Articles of Incorporation shall remain in full force and effect.


                                 ARTICLE III

     This amendment to The Articles of Incorporation was duly approved by the Board of Directors, without shareholder approval, on September 18, 1997, in accordance with Section 14-2-1002 of the Georgia Business Corporation Code (the "Code").

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers as of this 8th day of October, 1997.


                                             ICCE, Inc.

                                             /s/ Timothy Mann, Jr.
                                             ----------------------------------
                                             Timothy Mann, Jr.
                                             Executive Vice President and
                                             Secretary


ATTEST:
By: /s/ David C. Cooper
    --------------------------------------
     David C. Cooper
     Chairman of the Board